[EXHIBIT 10.1]














                    ASSET PURCHASE AGREEMENT

                          by and among

              AMERICAN APPAREL & ACCESSORIES, INC.

                               and

                          HODGMAN, INC.




                    DATED AS OF APRIL 1, 2004


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                        TABLE OF CONTENTS

1. DEFINITIONS AND USAGE
     1.1 Definitions
     1.2 Usage

2. SALE AND TRANSFER OF ASSETS; CLOSING
     2.1 Assets to Be Sold
     2.2 Excluded Assets
     2.3 Consideration and Adjustments
     2.4  Closing Balance Sheet
     2.5  Liabilities
     2.6  Allocation
     2.7 Closing
     2.8  Closing Obligations
     2.9   Consents
     2.10 Facilities Lease

3. REPRESENTATIONS AND WARRANTIES OF SELLER
     3.1 Organization and Good Standing
     3.2 Authority; No Conflict
     3.3 Financial Statements
     3.4 Description of Leased Real Property
     3.5  Title to Assets; Encumbrances
     3.6  Condition of Assets
     3.7  Accounts Receivable
     3.8  Inventories
     3.9  No Undisclosed Liabilities
     3.10 No Material Adverse Change
     3.11 Employee Benefits
     3.12 Legal Proceedings; Orders
     3.13 Absence of Certain Changes and Events
     3.14 Contracts; No Defaults
     3.15 Insurance
     3.16 Environmental Matters
     3.17 Employees
     3.18 Labor Disputes; Compliance
     3.19 Intellectual Property Assets
     3.20 Brokers or Finders
     3.21 Solvency

4. REPRESENTATIONS AND WARRANTIES OF BUYER
     4.1 Organization and Good Standing
     4.2 Authority; No Conflict
     4.3 Certain Proceedings
     4.4 Brokers or Finders
     4.5 Payment of Assumed Liabilities



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     4.6 Litigation
     4.7 Approvals
     4.8 Disclosure
     4.9 Buyer's Knowledge; Resources of Purchaser
     4.10 Maintenance of Insurance
     4.11 Solvency

5.COVENANTS OF SELLER PRIOR TO CLOSING
     5.1 Access and Investigation
     5.2 Operation of the Business of Seller
     5.3 Negative Covenant
     5.4 Required Approvals
     5.5 Notification
     5.6 Reasonable Commercial Efforts
     5.7 Change of Name
     5.8 Payment of Liabilities

6. COVENANTS OF BUYER PRIOR TO CLOSING
     6.1 Required Approvals
     6.2 Best Efforts

7.CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
     7.1 Accuracy of Representations
     7.2 Seller's Performance
     7.3 Consents
     7.4 Additional Documents
     7.5 No Proceedings
     7.6 No Conflict
     7.7 Governmental Authorizations
     7.8 Employees

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE
     8.1 Accuracy of Representations
     8.2 Buyer's Performance
     8.3 Consents
     8.4 Additional Documents
     8.5 No Injunction
     8.6 Employees

9. TERMINATION
     9.1 Termination Events
     9.2 Effect of Termination


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10. ADDITIONAL COVENANTS
     10.1 Employees and Employee Benefits
     10.2 Noncompetition, Nonsolicitation and Nondisparagement
     10.3 Further Assurances
     10.4 Inspection of Records

11. INDEMNIFICATION; REMEDIES
     11.1 Survival
     11.2 Indemnification and Reimbursement by Seller
     11.3 Indemnification and Reimbursement by Buyer
     11.4 Third-Party Claims
     11.5 Other Claims
     11.6 Limitations on Amount
     11.7 Limitation on Time

12. GENERAL PROVISIONS
     12.1 Expenses
     12.2 Public Announcements
     12.3 Notices
     12.4 Waiver; Remedies Cumulative
     12.5 Entire Agreement and Modification
     12.6 Assignments, Successors and No Third-Party Rights
     12.7 Severability
     12.8 Construction
     12.9 Time of Essence
     12.10 Governing Law; Forum
     12.11 Execution of Agreement














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                    ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is dated as of April 1, 2004, by and among American Apparel & Accessories, Inc., an Arkansas corporation ("Buyer"); Hodgman, Inc., a Illinois corporation ("Seller"); Ronald W. Foster, a resident of Illinois ("Foster"); Ronald W. Foster as Trustee of Ronald W. Foster 3 Year Grantor Retained Annuity Trust, Ronald W. Foster as Trustee of Ronald W. Foster 4 Year Grantor Retained Annuity Trust, Ronald
W. Foster as Trustee of Ronald W. Foster 5 Year Grantor Retained Annuity Trust, Ronald W. Foster as Trustee of Ronald W. Foster 8 Year Grantor Retained Annuity Trust, Sharlene Foster as Trustee of Sharlene Foster 5 Year Grantor Retained Annuity Trust, and Sharlene Foster as Trustee of Sharlene Foster 8 Year Grantor Retained Annuity Trust (collectively referred to herein as "Shareholders").

Shareholders own 100% (10,000 shares) of the common stock, no par value, of Seller, which constitute One Hundred percent (100%) of the issued and outstanding shares of capital stock of Seller. Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS AND USAGE

1.1 DEFINITIONS

For   purposes  of  this  Agreement,  the  following  terms   and
variations thereof have the meanings specified or referred to in this Section 1.1:

"Accounts Receivable"--(a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

"Assets"--as defined in Section 2.1.

"Assignment  and  Assumption Agreement"--as  defined  in  Section
2.8(a)(ii).

"Assumed Liabilities"--as defined in Section 2.5(a).

"Assumed Liabilities Escrow"-- as defined in Section 2.5(a).

"Balance Sheet"--as defined in Section 2.4.

"Best Efforts"-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that


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a  Person required to use Best Efforts under this Agreement  will not be thereby required to take actions that would result in material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend and material funds or incur and other material burden.

"Bill of Sale"--as defined in Section 2.8(a)(i).

"Breach"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

"Bulk Sales Laws"--as defined in Section 5.8.

"Business Day"--any day other than (a) Saturday or Sunday or (b) any day other than on which banks in Chicago, Illinois are permitted or required to be closed.

"Buyer"--as defined in the first paragraph of this Agreement.

"Closing"--as defined in Section 2.7.

"Closing Date"-- July 30, 2004.

"Code"--the Internal Revenue Code of 1986.

"Commercially Reasonable Efforts"--will not be deemed to require a Person to undertake extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any Contract that are significant in the context of such Contract (or significant on an aggregate basis as to all Contracts).

"Confidential Information"--as defined in Section 10.2.

"Consent"--any approval, consent, ratification, waiver or other authorization.

"Contemplated Transactions"--all of the transactions contemplated by this Agreement.

"Contract"--any    agreement,   contract,    Lease,    consensual
obligation, promise or undertaking (whether written or oral).

"Contract Net Assets" -- means the amount of the purchased Assets less  the  Assumed Liabilities calculated as of August  31,  2003 which totaled $11,461,291 (See Schedule A attached hereto).

"Copyrights"--as defined in Section 3. 19(a)(iii).

"Damages"--as defined in Section 11.2.


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"Effective Time"--The time at which the Closing is consummated.

"Employee Plans"--as defined in Section 3.11.

"Employment Agreement"--as defined in Section 2.8(a)(vi).

"Encumbrance"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of first option, right of first refusal or similar restriction, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"Environmental,   Health   and  Safety  Liabilities"--any   cost,
damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational
Safety and Health Law.

"Environmental Law"--any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;
(b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;
(c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;
(d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
(e)  protecting resources, species or ecological amenities;
(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;
(g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or
(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974.

"Exchange Act"--the Securities Exchange Act of 1934.


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"Excluded Assets"--as defined in Section 2.2.

"Excluded Liabilities"--shall mean every Liability of Seller other than the Assumed Liabilities.

"Facilities"--any real property, leasehold or other interest in real property currently owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section
3.4. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Sections 3.16 and 11.2, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 3.4.

"Final Closing Balance Sheet" -- shall be the balance sheet calculated by Seller in accordance with Section 2.4.

"Final Net Assets" -- purchased Assets less Assumed Liabilities as shown on the "Final Net Asset Statement."

"Final Net Asset Statement"-a statement prepared in substantially the same form as the Contract Net Asset Statement, but prepared by Seller using the Seller's Final Closing Balance Sheet and delivered to Buyer within sixty (60) days of the Closing.

"Final Purchase Price Adjustment" -- as defined in Section 2.4.

"GAAP"--generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.3 were prepared.

"Governing Documents"--with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (c) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (d) any amendment or supplement to any of the foregoing.

"Governmental Authorization"--any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any:

(a)    nation,  state,  county,  city,  town,  borough,  village, district or other jurisdiction;
(b)    federal,  state,  local,  municipal,  foreign   or   other
government;


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(c)   governmental or quasi-governmental authority of any  nature
(including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);
(d)  multinational organization or body;
(e)   body exercising, or entitled or purporting to exercise, any
administrative,   executive,   judicial,   legislative,   police,
regulatory or taxing authority or power; or
(f)  official of any of the foregoing.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

"Hazardous Material"--any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

"Improvements"--all   buildings,   structures,    fixtures    and
improvements located on the Land or included in the Assets, including those under construction.

"Indemnified Person"--as defined in Section 11.4(a)

"Indemnifying Person"--as defined in Section 11.4(a).

"Intellectual Property Assets"--as defined in Section 3.19(a).

  "Inventories"--all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

"IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if:
(a)  that individual is actually aware of that fact or matter; or
(b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.


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A  Person  (other  than an individual) will  be  deemed  to  have
Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

"Land"--all parcels and tracts of land in which Seller has an ownership interest.

"Lease"--any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

"Legal   Requirement"--any  federal,  state,  local,   municipal,
foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

"Liability"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"Marks"--as defined in Section 3. 19(a)(i).

"Material Consents"--as defined in Section 7.3.

"Net Proceeds From Sale"-the net proceeds that Seller will receive at Closing calculated consistently with Schedule 9.1(e).
As of the date of this Agreement, the Net Proceeds From Sale are estimated to be $5,437,152.

"Order"--any   order,  injunction,  judgment,   decree,   ruling,
assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:
(a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;
(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and
(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.


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"Patents"--as defined in Section 3.19(a)(ii).

"Permitted Encumbrances"--as defined in Section 3.5.

"Person"--an   individual,  partnership,  corporation,   business
trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

"Preliminary Net Purchased Assets"--purchased Assets less Assumed
Liabilities  as  shown on the "Preliminary  Net  Purchased  Asset
Statement."

"Preliminary Net Purchased Asset Statement"-a statement prepared in substantially the same form as the Contract Net Asset Statement, but prepared by Seller using the Seller's then most recent interim financial statements and delivered to Buyer at least ten (10) days prior to the Closing.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Promissory Note"--as defined in Section 2.3(b)(ii).

"Purchase Price"--as defined in Section 2.3(a).

"Real Property"--the Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

"Real Property Lease"--any Ground Lease or Space Lease.

"Record"--information that is inscribed on a tangible  medium  or
that  is  stored  in  an  electronic  or  other  medium  and   is
retrievable in perceivable form.

"Related Person"--
With respect to a particular individual:
(a)  each other member of such individual's Family;
(b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;
(c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and
(d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:
(a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;


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(b)   any Person that holds a Material Interest in such specified
Person;
(c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);
(d)   any  Person in which such specified Person holds a Material
Interest; and
(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

"Release"--any   release,  spill,  emission,  leaking,   pumping,
pouring,   dumping,   emptying,  injection,  deposit,   disposal,
discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

"Remedial Action"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment;
(c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

"Representative"--with  respect  to  a  particular  Person,   any
director, officer, manager, employee, agent, consultant, advisor,
accountant,   financial   advisor,   legal   counsel   or   other
representative of that Person.

"SEC"--the United States Securities and Exchange Commission.

"Securities Act"--as defined in Section 3.3.

"Seller"--as defined in the first paragraph of this Agreement.

"Seller Contract"--any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.


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"Shareholders"--as  defined  in  the  first  paragraph  of   this
Agreement.

"Software"--all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

"Space Lease"--any lease or rental agreement pertaining to the occupancy of any improved space on any Land.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

"Tangible  Personal Property"--all machinery,  equipment,  tools,
furniture,   office   equipment,  computer  hardware,   supplies,
materials, vehicles and other items of tangible personal property
(other than Inventories) of every kind owned by Seller.

"Tax"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Third Party"--a Person that is not a party to this Agreement.

"Third-Party Claim"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

"Threat of Release"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

1.2.  USAGE

      (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa; and
          (ii) reference to any gender includes each other gender;
          (iii) disclosures made on one Schedule shall be deemed made on all Schedules.

     (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as consistently applied by Seller and determined by Seller.

     (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2. SALE AND TRANSFER OF ASSETS; CLOSING

2.1 ASSETS TO BE SOLD

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances and the Assumed Liabilities Escrow, all of Seller's right, title and interest in and to all of Seller's property and assets, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Real Property and other Excluded Assets referred to in Section 2.2):

     (a) all Tangible Personal Property, including those items described in Schedule 2.1(a);

     (b)  all Inventories;

     (c)  all Accounts Receivable;

     (d)   all  Seller  Contracts,  including  those  listed   in
     Schedule 3.14(a);

     (e)    all   Governmental  Authorizations  and  all  pending
     applications therefore or renewals thereof, in each case to the extent transferable to Buyer;

     (f) all data and Records related to the operations of Seller;

     (g) all of the intangible rights and property of Seller, excluding "Highway-Flyway" Intellectual Property Assets which are owned by Ron Foster and Craig Foster individually, but including all other Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed in Schedules 3.19(b), (c), (d), (e) and (g);

     (h) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Schedule 2.1(h); and

     (i) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof that are not listed in Schedule 2.2(f) and that are not excluded under Section 2.2(h).

      All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

2.2 EXCLUDED ASSETS

      Notwithstanding  anything  to  the  contrary  contained  in
Section 2.1 or elsewhere in this Agreement, the assets listed on Schedule A as excluded assets, including without limitation, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the purchased Assets and shall remain the property of Seller after the Closing:

     (a)  all cash, cash equivalents and short term investments;

     (b)  all Real Estate;

     (c)  all minute books, stock Records and corporate seals;

     (d)  the shares of capital stock of Seller held in treasury;

     (e) all insurance policies and rights thereunder (except to the extent specified in Section 2.1(i));

     (f)  all of the Seller Contracts listed in Schedule 2.2(f);

     (g) all personnel Records and other Records that Seller is required by law to retain in its possession;

     (h) all claims for refund of Taxes and other governmental charges of whatever nature;

     (i) all rights in connection with the assets of the Employee Plans;

     (j)  all rights of Seller under this Agreement, the Bill  of
     Sale,   the   Assignment  and  Assumption   Agreement,   the
     Promissory Note and the Assumed Liabilities Escrow;

     (k) the Northwestern Mutual Policies identified as #9672584 and #10897162 and listed on Schedule 2.2(k) and any cash surrender value or other rights under such policies;

     (l)  the Excluded Fixed Assets listed on Schedule 2.2(l);

     (m) all employee receivables of Seller with the exception of promissory note from Scott Wilson;

     (n)  the rights under the Lease listed on Exhibit 2.2(n);

     (o) the rights to market and sell Hodgman Products used in the construction industry (including, without limitation, the "Randy Boot" and other products marketed for the construction industry, but specifically excluding products used in the sporting goods industry) in accordance with the Independent Sales Representative Agreement in the form attached hereto as Exhibit 2.2(o);

     (p)  (Intentionally left blank);

     (q)  the stock of FTW Holding Company, Inc.; and

     (r) the LIFO reserve and the rent deposits in excess of $25,000.00.

2.3 CONSIDERATION AND ADJUSTMENTS

           (a) The consideration for the Assets (the "Purchase Price") will be (a) Thirteen Million Seven Hundred
     Ninety-Three Thousand Nine Hundred Fifteen dollars ($13,793,915.00) as adjusted pursuant to Sections 2.3(d) and
     Section 2.4 below; (b) the assumption of the Assumed Liabilities; and (c) the additional consideration under
     Section 2.3(c) below. The Buyer has paid to Seller the amount of $75,000.00 to cover Seller's time, expenses, professional fees and Section 5.9. This amount will be applied to the Purchase Price at Closing. In the event the Closing does not take place on July 30, 2004, Seller shall be entitled to retain said amount without further obligation to Buyer.

          (b) In accordance with Section 2.8(b), at the Closing, the Purchase Price, shall be delivered by Buyer to Seller as follows: (i) Twelve Million Seven Hundred Ninety-Three Thousand Nine Hundred Fifteen dollars ($12,793,915.00)
     increased  or  decreased  by  any  adjustments  pursuant  to
     Section 2.3(d) by wire transfer; and (ii) One Million dollars ($1,000,000.00) payable by Buyer's new subsidiary ("NEWCO") in the form of the Promissory Note in the form shown on Exhibit 2.3(b). The Promissory Note shall bear interest at the prime rate published in the Wall Street Journal on the Closing Date plus one percent and payable monthly over a period of four years. The Promissory Note shall, at all times, be secured by an irrevocable letter of credit issued by a bank approved by the Seller with language acceptable to Seller and Seller's counsel, which will be attached hereto and made a part this Agreement. Buyer may prepay the Promissory Note without penalty.

            (c)    Additional   Consideration.    As   additional
     consideration, Buyer shall pay to Seller at Closing the amount of $150,000 additional cash consideration in the form of capital gain.

           (d) Adjustments to Purchase Price. Ten (10) days prior to Closing, the Seller shall submit to the Buyer a calculation of the Preliminary Net Purchased Assets determined  using  the  Seller's Preliminary  Net  Purchased
     Asset Statement.

           (i) If the Preliminary Net Purchased Assets are greater than the Contract Net Assets ($11,461,291.00), the Purchase Price and the amount of the wire transfer at Closing under this Agreement shall be increased on a dollar-for-dollar basis by the amount by which the Preliminary Net Purchased Assets are greater than the Contract Net Assets ($11,461,791.00).

           (ii) If the Preliminary Net Purchased Assets are less than the Contract Net Assets ($11,461,291.00), the Purchase Price and the amount of the wire transfer at Closing under this Agreement shall be decreased on a dollar-for-dollar basis by the amount by which the Contract Net Assets are greater than the Preliminary Net Purchased Assets ($11,461,291.00).

2.4  CLOSING BALANCE SHEET

     Within sixty (60) days after the Closing Date, Seller shall provide Buyer with a balance sheet of Seller effective as of the Closing Date, which shall be prepared using inventory defective reserve valuation methodologies and the actual inventory obsolescence reserves agreed to during the Due Diligence Period (the "Final Closing Balance Sheet"). Using the Final Closing Balance Sheet, Seller shall calculate the Final Net Asset
Statement. If and to the extent the Final Net Assets (as shown on the Final Net Asset Statement) differ from the Preliminary Net Purchased Assets, then the Purchase Price shall be increased or decreased accordingly on a dollar-for-dollar basis (the "Final Purchase Price Adjustment"). All post close adjustments attributed to the Final Purchase Price Adjustment are to be paid within thirty (30) days after the preparation of the Final Net Asset Statement and shall include interest at the interest rate prescribed on the Seller note in Section 2.3(b) above. The cost of preparing the Final Closing Balance Sheet shall be divided equally between the parties with Seller's cost of the aforementioned not to exceed $20,000. The Final Purchase Price Adjustment shall be final, binding, and conclusive for each party. Buyer agrees to make Scott Devine and other staff available to Seller in order to prepare the Final Closing Balance Sheet and the Final Net Asset Statement. Notwithstanding the foregoing, the Final Purchase Price Adjustment shall not reduce the Net Proceeds From Sale below the amount of $5,237,152.

2.5 LIABILITIES

     (a)  Assumed Liabilities.  On the Closing Date, but effective as
          -------------------
     of the Effective Time, Buyer shall assume and agree to discharge when due and payable in accordance with and subject to the terms and conditions of the relevant governing agreements those liabilities and obligations of Seller set forth in Schedule

     2.5(a) (the "Assumed Liabilities") attached hereto and made a part of this Agreement. As further assurances for payment of the Assumed Liabilities, the Buyer agrees to fund an escrow account with cash in an amount equal to the dollar value of the Assumed Liabilities shown in the Preliminary Net Purchased Asset Statement plus inventory shipments on open terms less scheduled payments from date of Preliminary Net Purchased Asset Statement to Closing Date in the form prepared by and acceptable to Seller's counsel (the "Assumed Liabilities Escrow"). The Assumed Liabilities shall include the following:

           (i) All Liabilities and obligations reflected on the Contract Net Asset Statement labeled as "assumed liabilities" until the Final Net Asset Statement is available, at which point the amount of the Liabilities labeled as "assumed liabilities" on the Final Net Asset Statement shall supercede the "assumed liabilities" shown on the Contract Net Asset Statement for purposes of this
     Section 2.5(a) and shall be final, binding and conclusive for the parties;

           (ii)  All Liabilities of the Seller as of the  Closing
     Date arising out of the operation of the business and incurred in the Ordinary Course of business;

           (iii) All Liabilities arising out of or resulting from the conduct of the business occurring subsequent to the Closing Date; and

           (iv)  Liabilities not reflected on the Final Net Asset
     Statement which pertain to contracts assumed by or assigned to Buyer.

     (b) Excluded Liabilities. The Excluded Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Excluded Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities and shall more specifically include the claim for indemnification made by Sports Chalet, Inc. relating to the sale of Hodgman Products to minors containing toluene prior to the Closing (the case number 075152 Superior Court California, County of San Bernardino).

2.6 ALLOCATION

The Purchase Price shall be allocated in accordance with Schedule
2.6. After the Closing, the parties shall make consistent use of the allocation and fair market value specified in Schedule 2.6 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS.

2.7 CLOSING

The  purchase  and  sale  provided for  in  this  Agreement  (the
"Closing") will take place at the offices of Huck, Bouma, Martin, Jones & Bradshaw, P.C., 1755 S. Naperville Road, Suite 200,

Wheaton,  IL  60187,  July  30, 2004,  unless  Buyer  and  Seller
otherwise  agree.  Buyer  and  Seller  shall  have  no   required
obligation to agree to extend Closing.

2.8 CLOSING OBLIGATIONS

In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

     (a) Seller and Shareholders, as the case may be, shall deliver to Buyer:

          (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.8(a)(i) (the "Bill of Sale") executed by Seller;
          (ii) an assignment of all of the purchased Assets that are intangible personal property in the form of Exhibit 2.8(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;
          (iii) for each interest in Real Property identified on Section 3.4, a Lease in the form of Exhibit 2.2(n) duly executed by Seller;
          (iv) assignments of all purchased Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 2.8(a)(iv) executed by Seller;
          (v) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;
          (vi) (intentionally left blank);
          (vii)      noncompetition agreements  in  the  form  of
          Exhibit 2.8(a)(vii), executed by Seller and Ronald Foster (the "Noncompetition Agreements");
          (viii) the Independent Sales Representative Agreement in the form attached hereto as Exhibit 2.2(o) executed by Seller;
          (ix) the Assumed Liabilities Escrow;
          (x) certificate executed by Seller as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2; and
          (xi) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 5.7 and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body.

     (b) Buyer shall deliver to Seller and Shareholders, as the case may be:

          (i) The Purchase Price of Twelve Million Seven Hundred Ninety-Three Thousand Nine Hundred Fifteen dollars ($12,793,915.00) increased or decreased by any adjustments pursuant to Section 2.3(d) by wire transfer to an account specified by Seller in a writing delivered to Buyer at least three (3) business days prior to the Closing Date;
          (ii) a promissory note executed by Buyer and payable to Seller in the principal amount of One Million dollars ($1,000,000.00) and secured by an Irrevocable Letter of Credit in the form of Exhibit 2.3(b) (the "Promissory Note");
          (iii) the Assignment and Assumption Agreement executed by Buyer together with an executed Assumed Liability Escrow in a form acceptable to counsel for Seller and delivered to Buyer ten (10) days before Closing;
          (iv) the Employment Agreements or severance payments as the case may be delivered by Buyer;
          (v)  the Noncompetition Agreements executed by Buyer;
          (vi) the Independent Sales Representative Agreement in the form attached hereto as Exhibit 2.2(o) executed by Buyer;
          (vii)      the  Lease  in the form attached  hereto  as
          Exhibit 2.2(n) executed by Buyer;
          (viii) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section; and
          (ix) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

2.9 CONSENTS

      (a) If any Material Consents listed in Schedule 7.3 have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), Buyer hereby waives the closing condition as to such Material Consents listed on Schedule 2.9, and may waive the closing conditions as to any such other Material Consent and elect to have Seller continue its efforts to obtain the Material Consents. In the event Buyer has waived or waives the closing conditions as to any such Material Consent, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable, and pending the obtaining of such Material Consents relating to any Restricted Material Contract the Buyer agrees to indemnify and hold Seller harmless from any and all claims made by any party to the Restricted Material Contracts.

     (b) If there are any Consents not listed on Schedule 7.3 necessary for the assignment and transfer of any Seller Contracts to Buyer (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement.

2.10  FACILITIES LEASE

     Buyer, NEWCO and Seller shall enter into a real estate lease in the form shown in Exhibit 2.2(n).

3. REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows (the Schedules and Exhibits are being prepared based on December 31, 2003 information unless stated on the Schedule or Exhibit or otherwise stated herein and furthermore, during the Due Diligence Period, Seller may modify or amend the Schedules and Exhibits to this Agreement, and any such modifications or amendments shall supercede and replace the Schedules and Exhibits as originally prepared):

3.1 ORGANIZATION AND GOOD STANDING

     (a) Schedule 3.1(a) contains a complete and accurate list of Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. To Seller's Knowledge, Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Complete and accurate copies of the Governing Documents of Seller as currently in effect, are attached to Exhibit
     3.1(b) or will be delivered during the Due Diligence Period.

     (c)   Seller  has no Subsidiary and, except as disclosed  in
     Schedule 3.1(c), does not own any shares of capital stock or other securities of any other Person.


3.2  AUTHORITY; NO CONFLICT

     (a) Except as set forth in Schedule 3.2(a), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;
          (ii) to Seller's knowledge, breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or either  Shareholder,  or any  of  the  Assets,  may  be
          subject;
          (iii) to Seller's Knowledge, contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller; or
          (iv) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract.

     (b) Except as set forth in Schedule 3.2(b), neither Seller nor any Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3  FINANCIAL STATEMENTS

     (a) Seller has delivered to Buyer: (a) an audited balance sheet of Seller as of December 31, 2002 and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Sikich and Gardner, independent certified public accountants; (b) audited balance sheets of Seller as of December 31 in each of the fiscal years 1999 through 2001, and the related audited statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended, including in each case the notes thereto together with the report thereon of Sikich and Gardner, independent certified public accountants; and (c) an unaudited balance sheet of Seller as of December 31, 2003, and the related unaudited statement(s) of income, changes in shareholders' equity, and cash flows for the twelve (12) months then ended, certified by Seller's chief financial officer. To Seller's knowledge, the audited financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP as consistently applied by Seller and determined by Seller. The financial statements referred to in this Section 3.3 will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

     (b) Until the Closing Date, Seller shall deliver to Buyer within 20 days after the end of each month a copy of its regular monthly financial reports for such month prepared in a manner and containing information consistent with Seller's current practices.

3.4  DESCRIPTION OF LEASED REAL PROPERTY

Schedule 3.4 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Seller has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Real Property Leases.

3.5 TITLE TO ASSETS; ENCUMBRANCES

Seller owns good and transferable title to all of the purchased Assets free and clear of any Encumbrances other than those described in Schedule 3.5 (which schedule shall be delivered during the Due Diligence Period) (the "Permitted Encumbrances") and the obligations under the Assumed Liabilities Escrow. Seller warrants to Buyer that, at the time of Closing, all other Assets shall be free and clear of all Permitted Encumbrances.

3.6  CONDITION OF  ASSETS

Except as otherwise disclosed on Schedule 3.6, each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business. To Seller's Knowledge, no item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in
Schedule 3.6, all Tangible Personal Property used in Seller's business is in the possession of Seller.

3.7  ACCOUNTS RECEIVABLE

       All Accounts Receivable that are reflected on the Preliminary Net Asset Statement or the Final Net Asset Statement prepared as of the Closing Date represented, currently represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, to Seller's Knowledge such Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Final Net Asset Statement as of the date of Closing. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.7 contains a complete and accurate list of all Accounts Receivable as of December 31, 2003, which list sets forth the aging of each such Account Receivable.

3.8  INVENTORIES

     All items included in the Inventories are being sold "As Is, Where is" and Seller makes no representations or warranties with respect to the condition of the Inventory. The calculation of the inventory value on the Final Net Asset Statement shall be final, binding, and conclusive for each party (including the obsolescence standards provided for in Section 2.4). The calculation of the inventory value on the Firm Net Asset Statement shall be prepared using inventory defective reserve valuation methodologies and the actual inventory obsolescence reserves agreed to during the Due Diligence Period.

3.9  NO UNDISCLOSED LIABILITIES

      Except as set forth in Schedule 3.9 and as of December 31, 2003, Seller has no known liabilities except for Liabilities reflected or reserved against in the December 31, 2003 balance sheet and current liabilities incurred in the Ordinary Course of Business of Seller.

3.10  NO MATERIAL ADVERSE CHANGE

      Since December 31, 2003, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.11  EMPLOYEE BENEFITS

     (a) Set forth in Schedule 3.11 is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in
Section 6039D of the Code, (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by Seller or any other corporation or trade or business controlled by, controlling or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) ("ERISA Affiliate") or has been maintained or contributed to in the last six (6) years by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans").

     (b) Seller has delivered to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the three preceding years; (v) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, (vi) with respect to Employee Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three most recent plan years; and (vii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

3.12  LEGAL PROCEEDINGS; ORDERS

      Except as set forth in Schedule 3.12, there is no pending or, to Seller's Knowledge, threatened proceeding or order: (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Seller; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the consummation of this Agreement.

     To Seller's knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding, Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 3.12.

3.13 ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in Schedule 3.13, since December 31, 2003, Seller has conducted its business only in the Ordinary
Course of Business.

 3.14  CONTRACTS; NO DEFAULTS

     (a) As of February 21, 2003, Schedule 3.14(a) contains an accurate and complete list, and Seller has or will deliver to Buyer, during the Due Diligence Period, accurate and complete copies, of:

          (i) each Seller Contract that involves performance of services or delivery of goods or materials by or to Seller of an amount or value in excess of fifty thousand dollars ($50,000.00);
          (ii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;
          (iii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

          (iv) each Seller Contract for capital expenditures in excess of fifty thousand dollars ($50,000.00); and
          (v) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business.

     (b)  Except as set forth in Schedule 3.14(b):

          (i)   each  Contract  identified  or  required  to   be
          identified in Schedule 3.14(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and to the
          Seller's  Knowledge enforceable in accordance with  its
          terms;
          (ii)  each  Contract  identified  or  required  to   be
          identified in Schedule 3.14(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person or such consents cannot be unreasonably withheld by any other person; and
          (iii) Seller has not given to or received from any other Person, at any time since December 31, 2003, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

     (c) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed
     Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

3.15  INSURANCE

     Seller has delivered or will deliver to Buyer:

     (a) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since December 31, 2003, a list of which is included in Schedule 3.15(a);
     (b) accurate and complete copies of all pending applications by Seller for policies of insurance;
     (c) any statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims;
     (d) except as otherwise shown on Schedule 3.15(d), Seller has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder; and
     (e) To Seller's Knowledge, Seller has given notice to the insurer of all claims that may be insured thereby.

3.16  ENVIRONMENTAL MATTERS

Except as disclosed in Schedule 3.16:

     (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

     (b) There are no pending or, to Seller's Knowledge, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

     (c) Neither Seller nor any Shareholder has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (d) There has been no Release or, to the Seller's Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or to the Seller's Knowledge any geologically or hydrologically adjoining property, whether by Seller or any other Person.

     (e) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

3.17  EMPLOYEES

      Schedule 3.17 contains a complete and accurate list of the following information for each employee, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement;

sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.


3.18  LABOR DISPUTES; COMPLIANCE

       Seller has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other related requirements, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.19  INTELLECTUAL PROPERTY ASSETS

     (a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

          (i) Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");
          (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");
          (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");
          (iv) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and
          (v) all rights in internet web sites and internet domain names presently used by Seller (collectively "Net Names").

     (b) Schedule 3.19(b) contains a complete and accurate list and summary description, including any royalties paid or received by Seller, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $1,000.00 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

     (c)  Except as set forth in Schedule 3.19(c) and to Seller's
     Knowledge, the Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted.

     (d) (i) Schedule 3.19(d) contains a complete and accurate list and summary description of all Patents;
          (ii) To Seller's Knowledge all of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable;
          (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding;
          (iv) To Seller's Knowledge, there is no potentially interfering patent or patent application of any Third Party.
          (v) Except as set forth in Schedule 3.19(d), (A) no Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.
          (vi) To Seller's Knowledge all products made, used or sold under the Patents have been marked with the proper patent notice.

     (e) (i) Schedule 3.19(e) contains a complete and accurate list and summary description of all Marks.
          (ii) To Seller's Knowledge, all Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and are valid and enforceable.
          (iii) Except as otherwise disclosed on Section 3.19(e)(iii), no Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Marks.
          (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any other Person.
          (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.
          (vi) To Seller's Knowledge, all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f)  (Intentionally left blank).

     (g) (i) Schedule 3.19(g) contains a complete and accurate list and summary description of all domain names.
          (ii) All domain names have been registered in the name of Seller and are in compliance with all formal Legal Requirements.
          (iii) No domain name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any domain name.

          (iv) To Seller's Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any domain name.
          (v) No domain name is infringed or, to Seller's Knowledge, has been challenged, interfered with or threatened in any way. To Seller's Knowledge, no domain name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

3.20  BROKERS OR FINDERS

      Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

3.21  SOLVENCY

      Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller's assets.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller and Shareholders as follows:

4.1 ORGANIZATION AND GOOD STANDING

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas, with full corporate power and authority to conduct its business as it is now conducted.

4.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Assumed Liabilities Escrow Agreement, the Employment Agreements, the Promissory Note and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

     (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i)  any provision of Buyer's Governing Documents;
          (ii) any resolution adopted by the board of directors or the shareholders of Buyer;
          (iii) any Legal Requirement or Order to which Buyer may be subject; or
          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

      Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 CERTAIN PROCEEDINGS

      There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

4.4  BROKERS OR FINDERS

      Neither  Buyer nor any of its Representatives have incurred
any   obligation  or  liability,  contingent  or  otherwise,  for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

4.5  PAYMENT OF ASSUMED LIABILITIES

      Buyer agrees to pay all Assumed Liabilities when due and represents and warrants that it will have adequate resources to pay all Assumed Liabilities when due.

4.6  LITIGATION.

      There are no Proceedings pending against or threatened against or affecting Buyer at law or in equity, or before or by any Governmental Body seeking to enjoin, restrain or delay the consummation of the transactions contemplated by this Agreement and to there is no basis for the foregoing.

4.7  APPROVALS.

      To the best of Buyer's Knowledge, there exists no fact or circumstances attributable to Buyer, or its subsidiaries that would cause any Governmental Body whose authorization, consent or similar approval is a requirement for the consummation of the transactions contemplated by this Agreement to refuse to deliver such authorization, consent or similar approvals.

4.8  DISCLOSURE.

      Neither this Agreement, nor any of the schedules, exhibits or attachments hereto prepared or supplied by Buyer, or any documents, certificates or other written agreement delivered by or on behalf of Buyer with respect to the transactions contemplated hereby, contain any untrue statement of material fact or omit a statement of material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made.


4.9   BUYER'S KNOWLEDGE; RESOURCES OF PURCHASER.

      To Buyer's Knowledge, there exists no fact or circumstance that would cause any representation or warranty of Sellers to be materially incorrect or untrue. Buyer acknowledges that it has had adequate time to conduct its due diligence. Buyer represents that Buyer has adequate resources to complete the transactions contemplated hereby.

4.10  MAINTENANCE OF INSURANCE.

      From and after the Closing Date and until all amounts payable to Sellers hereunder are paid in full, Buyer shall maintain such insurance policies as are adequate and reasonable, in both scope and amount consistent with Seller's coverage prior to Closing, for the Buyer and for the business being purchased herein.

4.11  SOLVENCY

      Buyer is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Buyer exceeds the present fair saleable value of Buyer's assets.

5.    COVENANTS OF SELLER PRIOR TO CLOSING

5.1   ACCESS AND INVESTIGATION

       Beginning after the execution of this Agreement and continuing until the Closing Date (the "Due Diligence Period"), and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer Group") reasonable access (which access shall not interfere with Seller's normal business operations), during regular business hours, to certain designated personnel of Seller, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal

Property inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal
Property.

5.2   OPERATION OF THE BUSINESS OF SELLER

      Between the date of this Agreement and the Closing, Seller shall:

     (a) conduct its business only in the Ordinary Course of Business, including payment of liabilities in accordance with normal and historic practices;

     (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

     (c) make no material changes in management personnel without prior consultation with Buyer;

     (d)   maintain the Assets in a state of repair and condition
     that  complies  with  legal requirements and  is  consistent
     with   the  requirements  and  normal  conduct  of  Seller's
     business;

     (e) keep in full force and effect, without amendment, all material rights relating to Seller's business;

     (f)   comply  with  all  legal requirements and  contractual
     obligations   applicable  to  the  operations  of   Seller's
     business;

     (g) continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.21 or substantially equivalent policies;

     (h) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer,

     (i) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

     (j) maintain all books and Records of Seller relating to Seller's business in the Ordinary Course of Business.

5.3   NEGATIVE COVENANT

      Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, and Shareholders shall not permit Seller to, without the prior written Consent of Buyer, (a) make any modification to any material Contract or Governmental Authorization or (b) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the business of Seller or the Assumed Liabilities.

5.4   REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Seller and Shareholders also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to legal requirements, shall be required to make in connection with the Contemplated Transactions. Seller and Shareholders also shall cooperate with Buyer and its Representatives in obtaining all Material Consents.

5.5   NOTIFICATION

      Between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition. During the same period, Seller also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6   REASONABLE COMMERCIAL EFFORTS

       Seller  and  Shareholders  shall  use  their  Commercially
Reasonable  Efforts  to cause the conditions  in  Section  7  and
Section 8.3 to be satisfied.

5.7   CHANGE OF NAME

      On or before the Closing Date, Seller shall (a) file the appropriate documents to amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyer's judgment, to avoid confusion and (b) take all actions requested by Buyer to enable Buyer to change its name to Seller's present name.

5.8  PAYMENT OF LIABILITIES

     Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

5.9  NO NEGOTIATION

      Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor any Shareholder shall directly solicit, initiate, encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or from any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by Shareholders of Seller's stock, the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business).

6.   COVENANTS OF BUYER PRIOR TO CLOSING

6.1  REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required to be made by it to consummate this Agreement. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (a) with respect to all filings Seller shall be required to make hereunder and (b) in obtaining all Consents identified in
Section 8.3, provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 6.1.

6.2  BEST EFFORTS

      Buyer shall use its Best Efforts to cause the conditions in
Section 8 and Section 7.3 to be satisfied.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS

     (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

     (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made.

7.2  SELLER'S PERFORMANCE

      All of the covenants and obligations that Seller and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

7.3  CONSENTS

      Each  of  the  Consents identified  in  Schedule  7.3  (the
"Material Consents") shall have been obtained and shall be in full force and effect (unless otherwise provided for in Section
2.9).

7.4  ADDITIONAL DOCUMENTS

      Seller and Shareholders shall have caused the documents and
instruments   required  by  Section  2.8(a)  and  the   following
documents to be delivered (or tendered subject only to Closing) to Buyer:

     (a)   The   Certificated Articles of Incorporation  and  all
     amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller's incorporation;

       (b) Releases of all Encumbrances on the Assets, other than Permitted Encumbrances and the Assumed Liabilities Escrow;

     (c) Certificates dated as of a date not earlier than the tenth (10th) business day prior to the Closing as to the good standing of Seller;

     (d)   Such  other documents as Buyer may reasonably  request
     for the purpose of:
          (i) evidencing the accuracy of any of Seller's representations and warranties;
          (ii)  evidencing  the performance by Seller  or  either
          Shareholder of, or the compliance by Seller or either Shareholder with, any covenant or obligation required to be performed or complied with by Seller or such Shareholder;
          (iii) evidencing the satisfaction of any condition referred to in this Section 7; or
          (iv) otherwise facilitating the consummation or performance of this Agreement.

     (e) A statement from the holder of each note and mortgage listed on Schedule A, if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness represented by such note or secured by such mortgage, the interest rate thereon and a statement to the effect that Seller, as obligor under such note or mortgage,
     is not in default under any of the provisions     thereof;

7.5  NO PROCEEDINGS

      Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, this Agreement or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with this Agreement.

7.6  NO CONFLICT

      Neither the consummation nor the performance of any portion of this Agreement will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable legal requirement or order or (b) any legal requirement or order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

7.7  GOVERNMENTAL AUTHORIZATIONS

      Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

7.8 EMPLOYEES

     (a) Scott Devine and Drake Maples, or substitutes therefore who shall be acceptable to Buyer, in its sole discretion, shall have accepted the Employment Agreements with Buyer with such employment to commence on and as of the Closing Date. In the event that an Employment Agreement cannot be reached with either Scott Devine or Drake Maples, the Buyer shall pay at Closing the amount of six month's severance to them (based upon their monthly compensation with the Seller immediately prior to the Closing Date).

     (b) Substantially all other employees of Seller shall be available for hiring by Buyer, in its sole discretion, on and as of the Closing Date.

     (c) With regard to the key employees, at Closing, Buyer will agree to: (i) employ some or all of the key employees with a compensation package commensurate with the compensation package they received as employees of Seller and providing them with continued security in the form of a post-Closing severance policy (the "post-Closing severance policy"); or (ii) at Closing, pay to each respective key employee, who is not employed by Buyer at Closing, the amount of one month's compensation (based on the amount of their compensation while employed by Seller) for each year such key employee was retained by the Seller (the "Closing severance payment"). For purposes of this Agreement, "key employees" shall be Mike Harrington, Craig Foster, Rich Chiba, Cliff Smith, Bob Wilson, Sylvia Schoenwetter, Joyce Contos, and Terry Richmond. The post-Closing severance policy shall be as follows: during the first six (6) months after the Closing, any key employee who is terminated by Buyer shall be entitled to the amount they would have received as a Closing severance payment, or following the six (6) month period after the Closing, any key employee who is terminated by Buyer shall be entitled to a severance in the amount of six (6) month's compensation (except for Mike Harrington, who shall be entitled to 12 month's compensation). Notwithstanding the foregoing, severance shall not be owed to any employee who is fired for cause (e.g., insubordination, negligence, fraud or failure to work in good faith using reasonable efforts in a manner customary for the type of position held by such employee).

8.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

8.1  ACCURACY OF REPRESENTATIONS

      All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

8.2  BUYER'S PERFORMANCE

      All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

8.3  CONSENTS

      Each of the Consents shall have been obtained and shall be in full force and effect.

8.4  ADDITIONAL DOCUMENTS

      Buyer shall have caused the documents and instruments required by Section 2.8(b) and the following documents to be delivered (or tendered subject only to Closing) to Seller and
Shareholders:

     (a) an opinion of Buyer's Counsel, dated the Closing Date, in the form of Schedule 8.4; and

      (b) such other documents as Seller may reasonably request for the purpose of

          (i) evidencing the accuracy of any representation or warranty of Buyer,
          (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
          (iii) evidencing the satisfaction of any condition referred to in this Article 8.

8.5  NO INJUNCTION

      There shall not be in effect any legal requirement or any injunction or other Order that (a) prohibits the consummation of this Agreement and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6  EMPLOYEES

     (a) Scott Devine and Drake Maples, or substitutes therefore who shall be acceptable to Buyer, in its sole discretion, shall have accepted the Employment Agreements with Buyer with such employment to commence on and as of the Closing Date. In the event that an Employment Agreement cannot be reached with either Scott Devine or Drake Maples, the Buyer shall pay at Closing the amount of six month's severance to them (based upon their monthly compensation with the Seller immediately prior to the Closing Date).

     (b) With regard to the key employees, at Closing, Buyer will agree to: (i) employ some or all of the key employees with a compensation package commensurate with the compensation package they received as employees of Seller and providing them with continued security in the form of a post-Closing severance policy (the "post-Closing severance policy"); or (ii) at Closing, pay to each respective key employee, who is not employed by Buyer at Closing, the amount of one month's compensation (based on the amount of their compensation while employed by Seller) for each year such key employee was retained by the Seller (the "Closing severance payment"). For purposes of this Agreement, "key employees" shall be Mike Harrington, Craig Foster, Rich Chiba, Cliff Smith, Bob Wilson, Sylvia Schoenwetter, Joyce Contos, and Terry Richmond. The post-Closing severance policy shall be as follows: during the first six (6) months after the Closing, any key employee who is terminated by Buyer shall be entitled to the amount they would have received as a Closing severance payment, or following the six (6) month period after the Closing, any key employee who is terminated by Buyer shall be entitled to a severance in the amount of six (6) month's compensation (except for Mike

     Harrington, who shall be entitled to 12 month's compensation). Notwithstanding the foregoing, severance shall not be owed to any employee who is fired for cause (e.g., insubordination, negligence, fraud or failure to work in good faith using reasonable efforts in a manner customary for the type of position held by such employee).

9.   TERMINATION

9.1  TERMINATION EVENTS

      By notice given prior to or at the Closing, this Agreement may be terminated as follows:

     (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller or Shareholders and such Breach has not been waived by Buyer or cured by Seller within ten (10) days of written notice delivered from Buyer to Seller;

     (b) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;

     (c) by Buyer if any condition in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

     (d) by Seller if any condition in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller or the Shareholders to comply with their obligations under this Agreement), and Seller has not waived such condition on or before such date;

     (e) by Seller if the Net Proceeds From Sale (as calculated in accordance with Schedule 9.1(e)) are less than $5,237,152 at Closing and Buyer does not agree to pay an additional purchase price amount to Seller at Closing necessary to increase the Net Proceeds From Sale to the amount of $5,237,152; or

     (f)  by mutual consent of Buyer and Seller.

9.2  EFFECT OF TERMINATION

     Each party's right of termination under this Section 9 is an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Sections 9.2, 10 and 11, will survive, provided, further , that, if this Agreement is terminated prior to Closing pursuant to Section 9.1, the Seller shall be entitled to retain the $75,000.00 payment from Buyer as its sole exclusive remedy (other than Damages arising from a breach of Buyer's obligations in Sections 9.2, 10, and 11) and the parties shall have no other obligations under this Agreement (other than those in Sections 9.2, 10 and 11). In the event Seller fails to close for reasons other than those set forth in Section 9.1, Buyer shall be entitled to specific performance.

10. ADDITIONAL COVENANTS

10.1 EMPLOYEES AND EMPLOYEE BENEFITS

     (a)   Information on Active Employees. For  the  purpose  of
           -------------------------------
     this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.


     (b)  Employment of Active Employees by Buyer.
          ---------------------------------------

          (i)    Buyer  is  not  obligated  to  hire  any  Active
          Employee. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees. In addition to its other obligations hereunder, Buyer agrees to pay severance payments to each Active Employee that is not employed by Buyer immediately after the Closing consistent with Seller's existing severance policy. The severance amounts made to the Active Employees that are not employed by Buyer shall not be used to reduce the Purchase Price in any way, but shall otherwise be considered an Assumed Liability.
          (ii) Neither Seller nor any Shareholder nor their Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Buyer shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers.

          (c)  Salaries and Benefits. Seller shall be responsible
               ---------------------
     for the payment of all accrued wages and other remuneration due to Active Employees with respect to their services as employees of Seller presented on the Final Net Asset Statement through the close of business on the Closing Date, excluding all accrued vacation pay as of the Closing Date (which are part of the Assumed Liabilities). It is understood that all severance obligations are being assumed by Buyer.

           (d)       Establishment  of Benefit  Plans  for  Hired
                     --------------------------------------------
     Active  Employees.   Effective on the  Closing  Date,  Buyer
     -----------------
     shall establish or maintain for the Hired Active Employees, employee plans and employee benefit arrangements (collectively, "Benefit Plans") that in the aggregate are comparable economically to the Employee Plans set forth on
     Schedule 3.11. All such Benefit Plans shall credit Hired Active Employees for years of service with Seller for purposes of eligibility and vesting. To the extent allowable under Section 401(k) of the Code and regulations issued thereunder, Hired Active Employees shall be eligible to receive, at their election, a distribution of their account balance from Seller's 401(k) plan, and Buyer shall cause a 401(k) plan established or maintained by Buyer pursuant to this Agreement to accept rollover of such distributions. Buyer shall coordinate with Seller in an effort to ensure, to the extent administratively practicable, that the annual dollar limits applicable under
     Section 402(g) of the Code for the year in which the Closing Date occurs shall not be exceeded by any Hired Active Employee.

            (e)   COBRA  Liability.   Seller  shall  retain   the
                  ----------------
     liability and obligation (if any) to provide any continuation of group health coverage required under Code
     Section 4980B or ERISA Sections 601 through 608 ("COBRA Coverage") with respect to any Hired Active Employee or "qualified beneficiary" (as defined in Code Section 4980B) of such Hired Active Employee whose initial "qualifying event" (as defined in Code Section 4980B) occurred prior to the Closing Date. Buyer agrees to provide administrative support to assist in any COBRA administrative duties for employees who are not retained at Closing and to offer COBRA Coverage through its group health coverage for such employees who are not employed by Buyer at Closing (if administratively possible).

           (f)  Flexible Spending Accounts.  Effective as of  the
                --------------------------
     Closing Date, Seller shall transfer (i) the positive net amount of the aggregate account balances, or the negative net account balances, as the case may be, of the Hired Active Employees maintained under Seller's health care flexible spending account plan ("Seller's Health Care Accounts") and (ii) the positive net amount of the aggregate account balances of the Hired Active Employees maintained under Seller's dependent care flexible spending account plan. Buyer will pay or cause to be paid all eligible health care or dependent care claims incurred by Hired Active Employees during the plan year in which the Closing Date occurs which remain unpaid as of the Closing Date.

10.2  NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT

     (a)   Noncompetition.    In  the  event  this  Agreement  is
           --------------
     Terminated for any reason, the Buyer agrees that for a period of five (5) years from the date of this Agreement, Buyer, shall not, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the business of selling, marketing, distributing and/or reselling waders or products to resellers that are competitive with Seller's products as of the date of this Agreement ("Competing Business"), provided, however, that Buyer may (i) acquire retailers or mail order business that sell directly to the consumer; (ii) pursue (either itself or through its subsidiaries) the Buyer's current business of licensing products to third parties; or (iii) purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act. That the parties acknowledge that this noncompetition provision is made in connection with the disclosure of due diligence materials that would not otherwise be made available to Buyer.

     (b)   Nonsolicitation.  In  the  event  this  Agreement   is
           ---------------
     Terminated for any reason, the Buyer agrees that for a period of five (5) years from the date of this Agreement, Buyer shall not, directly or indirectly (including without limitation as independent contractor):

          (i) solicit the business of any Person who is a customer of Seller in the Sellers line of business;
          (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller to cease doing business with Seller, to deal with any competitor of Seller or in any way interfere with its relationship with Seller;
          (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Seller, to deal with any competitor of Seller or in any way interfere with its relationship with Seller; or
          (iv) hire, retain or attempt to hire or retain any employee or independent contractor of Seller or in any way interfere with the relationship between Seller and any of its employees or independent contractors.

     (c)   Nondisparagement.  In  the  event  this  Agreement  is
           ----------------
     Terminated for any reason, Buyer will not disparage Seller or any of Seller's shareholders, directors, officers, employees or agents, and Seller will not disparage Buyer or any of Buyer's shareholders, directors, officers, employees or agents.

     (d)  Confidentiality Agreement.  In the event this Agreement
          -------------------------
     is Terminated for any reason, the parties agree that the terms of the Confidentiality Agreement shall continue.

     (e)   Modification  of Covenant. If a final  judgment  of  a
           -------------------------
     court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.2(a) through
     (d) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.2 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section
     10.2 is reasonable and necessary to protect and preserve Seller's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Buyer by the disclosure of such confidential information.

10.3  FURTHER ASSURANCES

      Subject to the provision in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

10.4  INSPECTION OF RECORDS; POST CLOSING ADMINISTRATION

     Seller and Buyer shall each retain and make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the date hereof, upon reasonable advance written notice, with respect to all transactions of Seller occurring prior to and those relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of Seller. In the case of records owned by Seller, such records shall be made available at Buyer's executive offices. As used in this Section 10.4, the right of inspection includes the right to make extracts or copies. The representative of a party inspecting the records of the other party shall be reasonably satisfactory to the other party. Buyer agrees that when requested to do so, Buyer will assume Seller's post-closing administrative duties (including, providing reasonable personnel) or make the records available to Seller or Seller's agents, for performing the duties.

11. INDEMNIFICATION; REMEDIES

11.1 SURVIVAL

      All representations, warranties, covenants and obligations in this Agreement, the certificates delivered pursuant to Section
7.4 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of this Agreement, subject to Sections 11.6 and 11.7

11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER

      Seller will indemnify and hold harmless Buyer, and subject to Sections 11.6 and 11.7 hereof will reimburse the Buyer for any actual loss, liability, claim, damage (excluding any and all punitive, exemplary, or consequential damages), expense (including reasonable attorneys' fees and expenses), whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

     (a) any Liability arising out of the ownership or operation of the Assets prior to the Effective Time other than the Assumed Liabilities;

      (b) any noncompliance with any Bulk Sales Laws or fraudulent transfer law;

      (c)   any Employee Plan established or maintained by Seller
for matters occurring prior   to Closing;

      (d) a breach of any representation, warranty, or covenant of Buyer; or

     (e)  any Excluded Liabilities.

      Buyer will be entitled to control any Proceeding with respect to which indemnity may be sought under this Section 11.2 and relating to a Third Party Claim. The procedure described in
Section 11.4 will apply to any claim solely for monetary damages relating to a matter covered by this Section 11.2. The claim for indemnification by Buyer shall be its sole and exclusive remedy against Seller.

11.3  INDEMNIFICATION AND REIMBURSEMENT BY BUYER

      Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

     (a) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions;

     (b) a breach of any representation, warranty, or covenant of Buyer;

     (c)  any Assumed Liabilities;

     (d)  any Seller Contracts; and

     (e)  any Employee Plan for matters occurring post Closing.

11.4  THIRD-PARTY CLAIMS

     (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2 or 11.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

     (b)    If   an  Indemnified  Person  gives  notice  to   the
     Indemnifying Person pursuant to Section 11.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless
     (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

     (d) With respect to any Third-Party Claim subject to indemnification under this Section 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

     (e) With respect to any Third-Party Claim subject to indemnification under this Section 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that:
     (i) it will use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure), and
     (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

11.5  OTHER CLAIMS

           (a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be made in a written statement signed by the party seeking indemnification which shall specify in reasonable detail each individual item of damage and the estimated amount thereof, the date such item was claimed or the facts giving rise to such claim were discovered, the basis for any alleged liability and the nature of the breach or claim to which each such item is related.

           (b) If the indemnifying party does not pay the amount specified in any such statement within thirty (30) days after it has been delivered by the party seeking indemnification, the party seeking indemnification may enforce its right in accordance with law.

11.6 LIMITATIONS ON AMOUNT

      Notwithstanding any provisions of this Agreement to the contrary, Seller shall have no liability with respect to claims for indemnification under this Agreement other than for Damages that are in the aggregate less than $1,000,000 (the "Indemnification Cap"). Furthermore, Seller shall not be liable for indemnification for Damages until the actual amount of Damages exceeds, in the aggregate, the sum of $100,000 (the "Indemnification Threshold"). All Damages shall be determined net of any tax benefit or economic benefit to the Buyer, arising in respect of or as a result of the matters for which the Damages are claimed; or insurance proceeds derived (or reasonably expected to be derived) by the party or parties indemnified hereunder in respect thereof. Buyer's indemnification rights under this Agreement shall be Buyer's sole and exclusive remedy against Seller and Shareholders.

11.7  LIMITATIONS ON TIME

      Notwithstanding any other provision to the contrary, the representations, warranties, and covenants of Seller shall only survive closing for a period of one (1) year from the date of Closing. The Buyer agrees that any claim for indemnification delivered to Seller after one (1) year from the date of Closing shall automatically be denied by Seller, and Buyer agrees to release Seller and hold Seller harmless from any such claims.

12.  GENERAL PROVISIONS

12.1 EXPENSES

      Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives.

12.2 PUBLIC ANNOUNCEMENTS

     No general discussion, public announcement, press release or similar publicity with respect to this Agreement will be issued at all until after closing. Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of this Agreement, and Buyer will have the right to be present for any such communication. Buyer shall have a right, subject to adequate confidentiality agreements, to discuss this Agreement with its investors and financing sources.

12.3 NOTICES

      All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):


     Seller (before the Closing):  Hodgman, Inc.
                                   1750 Orchard Lane,
                                   Montgomery, IL  60538-1045
                                   Attention:  Ronald Foster
                                   Fax no.:  (630) 897-0885
                                   E-mail address:  none
      with a mandatory copy to:    Huck, Bouma, Martin, Jones &
                                   Bradshaw, P.C.
                                   1755 S. Naperville Rd, Ste. 200,
                                   Wheaton, IL 60187
                                   Attention:  William J. Strons
                                   Fax no.:  (630) 221-1756
                                   E-mail address:  wstrons@huckbouma.com
                                                    ---------------------

     Seller and Shareholders
     (after the Closing):          Ronald Foster and Scott Devine
                                   3S322 Deerpath Road,
                                   Batavia, IL 60510
                                   Attention:  Ronald Foster
                                   Fax no.:  None
                                   E-mail address:  None



      with a mandatory copy to:    Huck, Bouma, Martin, Jones &
                                   Bradshaw, P.C.
                                   1755 S. Naperville Rd, Ste. 200,
                                   Wheaton, IL 60187
                                   Attention:  William J. Strons
                                   Fax no.:  (630) 221-1756
                                   E-mail address:  wstrons@huckbouma.com
                                                    ---------------------

                    Buyer: American Apparel & Accessories 5310 S. Shackleford Road, Ste. D Little Rock, Arkansas 72204
                                   Attn:  John Lewis
                                   Fax no.: (501) 312-8780
                                   E-mail address:  jlewis@aol.com
                                                    --------------

     with a mandatory copy to:     Pender McCastlain & Ptak
                                   900 S. Shackleford, Ste. 705
                                   Little Rock, Arkansas 72211
                                   Attention:   Cal McCastlain
                                   Fax no.:  (501) 312-2021
                                   E-mail address:  calmc@pmppa.com
                                                    ---------------

12.4  WAIVER; REMEDIES CUMULATIVE

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.5  ENTIRE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Schedules and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Any disclosures made on one Schedule shall be deemed made on all other Schedules. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

12.6  ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 12.6.

12.7  SEVERABILITY

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.8  CONSTRUCTION

      The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.


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12.9  TIME OF ESSENCE

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.10  GOVERNING LAW; FORUM

      This Agreement will be governed by and construed under the laws of the State of Illinois without regard to conflicts-of-laws principles that would require the application of any other law. Any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the courts of the State of Illinois, County of Kane, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Northern District of Illinois, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and irrevocably waives any objection to venue laid therein. Process in any suit, action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.11  EXECUTION OF AGREEMENT

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Buyer:
American Apparel & Accessories, Inc., an Arkansas corporation

By: /s/
   ----------------------------


Seller:
Hodgman, Inc., an Illinois
corporation

By: /s/
   ----------------------------
   Ronald W. Foster, President

For matters concerning Shareholders only:

/s/
--------------------------------
Ronald W. Foster, Individually and as Trustee  of
Ronald W. Foster 3 Year Grantor Retained Annuity Trust;
Ronald W. Foster 4 Year Grantor Retained Annuity Trust;
Ronald W. Foster 5 Year Grantor Retained Annuity Trust;
Ronald W. Foster 8 Year Grantor Retained Annuity Trust

/s/
--------------------------------
Sharlene Foster, as Trustee of
Sharlene Foster 5 Year Grantor Retained Annuity Trust;
Sharlene Foster 8 Year Grantor Retained Annuity Trust























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